                                                                   EXHIBIT 10.19

                          LOAN AND SECURITY AGREEMENT

                                 by and between

                               SILICON VALLEY BANK
                                3003 Tasman Drive
                              Santa Clara, CA 95054
                               Attn: Loan Services
                                 (408) 496-2429

                                       and

                                    NOVACEPT
                                1047 Elwell Court
                           Palo Alto, California 94303
                         TOTAL CREDIT AMOUNT: $4,000,000

                               TABLE OF CONTENTS

                                                                                                            Page
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
1.      ACCOUNTING AND OTHER TERMS.......................................................................     1

2.      LOAN AND TERMS OF PAYMENT........................................................................     1
        2.1      Credit Extensions.......................................................................     1
        2.2      Overadvances............................................................................     2
        2.3      Interest Rate; Payments.................................................................     3
        2.4      Fees....................................................................................     3

3.      CONDITIONS OF LOANS..............................................................................     3
        3.1      Conditions Precedent to Initial Credit Extension........................................     3
        3.2      Conditions Precedent to all Credit Extensions...........................................     4

4.      CREATION OF SECURITY INTEREST....................................................................     4
        4.1      Grant of Security Interest..............................................................     4

5.      REPRESENTATIONS AND WARRANTIES...................................................................     4
        5.1      Due Organization and Authorization......................................................     4
        5.2      Collateral..............................................................................     5
        5.3      Litigation..............................................................................     5
        5.4      No Material Adverse Change in Financial Statements......................................     5
        5.5      Solvency................................................................................     5
        5.6      Regulatory Compliance...................................................................     5
        5.7      Subsidiaries............................................................................     6
        5.8      Full Disclosure.........................................................................     6

6.      AFFIRMATIVE COVENANTS............................................................................     6
        6.1      Government Compliance...................................................................     6
        6.2      Financial Statements, Reports, Certificates.............................................     6
        6.3      Inventory; Returns......................................................................     7
        6.4      Taxes...................................................................................     7
        6.5      Insurance...............................................................................     7
        6.6      Primary Accounts........................................................................     7
        6.7      Financial Covenants.....................................................................     7
        6.8      [Section Intentiontially Left Blank]....................................................     8
        6.9      Control Agreements......................................................................     8
        6.10     Further Assurances......................................................................     8

7.      NEGATIVE COVENANTS...............................................................................     8
        7.1      Dispositions............................................................................     8
        7.2      Changes in Business, Ownership, Management or Business Locations........................     8
        7.3      Mergers or Acquisitions.................................................................     9
        7.4      Indebtedness............................................................................     9

                                        i
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
        7.5      Encumbrance.............................................................................     9
        7.6      Investments; Distributions..............................................................     9
        7.7      Transactions with Affiliates............................................................     9
        7.8      Subordinated Debt.......................................................................     9
        7.9      Compliance..............................................................................    10

8.      EVENTS OF DEFAULT................................................................................    10
        8.1      Payment Default.........................................................................    10
        8.2      Covenant Default........................................................................    10
        8.3      Material Adverse Change.................................................................    10
        8.4      Attachment..............................................................................    10
        8.5      Insolvency..............................................................................    10
        8.6      Other Agreements........................................................................    11
        8.7      Judgments...............................................................................    11
        8.8      Misrepresentations......................................................................    11

9.      BANK'S RIGHTS AND REMEDIES.......................................................................    11
        9.1      Rights and Remedies.....................................................................    11
        9.2      Power of Attorney.......................................................................    12
        9.3      Accounts Collection.....................................................................    12
        9.4      Bank Expenses...........................................................................    12
        9.5      Bank's Liability for Collateral.........................................................    12
        9.6      Remedies Cumulative.....................................................................    12
        9.7      Demand Waiver...........................................................................    13

10.     NOTICES..........................................................................................    13

11.     CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER.......................................................    13

12.     GENERAL PROVISIONS...............................................................................    13
        12.1     Successors and Assigns..................................................................    13
        12.2     Indemnification.........................................................................    13
        12.3     Time of Essence.........................................................................    14
        12.4     Severability of Provision...............................................................    14
        12.5     Amendments in Writing, Integration......................................................    14
        12.6     Counterparts............................................................................    14
        12.7     Survival................................................................................    14
        12.8     Confidentiality.........................................................................    14
        12.9     Attorneys' Fees, Costs and Expenses.....................................................    14

13.     DEFINITIONS......................................................................................    15
        13.1     Definitions.............................................................................    15

         This LOAN AND SECURITY AGREEMENT (this "Agreement") dated September 19, 2003, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054, and NOVACEPT, a California corporation ("Borrower"), whose address is 1047 Elwell Court, Palo Alto, California 94303, provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.       ACCOUNTING AND OTHER TERMS

         Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13.

2.       LOAN AND TERMS OF PAYMENT

         2.1 CREDIT EXTENSIONS. Borrower will pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

                  2.1.1 Formula Revolving Advances and Non-Formula Revolving Advances.

         (a) Non-Formula Advances. If at any time, and so long as, the then outstanding Revolving Obligations are less than or equal to the Committed Non-Formula Limit, Bank will make Advances ("Non-Formula Advances") in an amount not to exceed the Committed Non-Formula Limit minus the then outstanding Revolving Obligations. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

         (b) Formula Advances. If at any time, and so long as, the then outstanding Advances plus Revolving Obligations exceed the Committed Non-Formula Limit, Bank will make Advances ("Formula Advances") not exceeding the amount calculated as the lesser of (A) the Committed Revolving Line minus the Revolving Obligations or (B) the Borrowing Base minus the Revolving Obligations. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

         (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all outstanding Advances are immediately payable.

                  2.1.2   Requesting Advances.

         To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 12:00 noon Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank reasonably believes is a

Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

                  2.1.3 LETTERS OF CREDIT. Bank will issue Letters of Credit for Borrower's account not exceeding the lesser of: (i) the Committed Revolving Amount, minus (1) the outstanding principal balance of the Advances, minus (2) the FX Reserve, and minus (3) the amount reserved by Bank as of the date of determination for Cash Management Services; or (ii) the Borrowing Base plus the amount available for borrowing under 2.1.l(a) minus (1) the outstanding principal balance of the Advances, minus (2) the FX Reserve, and minus (3) the amount reserved by Bank as of the date of determination for Cash Management Services, but the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any amount reserved against the Letters of Credit) may not exceed $4,000,000. Each Letter of Credit will expire no later than 180 days after the Revolving Maturity Date, provided that Borrower's Letter of Credit reimbursement obligation is secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank.

                  2.1.4 FOREIGN EXCHANGE SUBLIMIT. If there is Availability, then Borrower may enter into foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank will subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which is a maximum of $4,000,000 (the "FX Reserve"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

                  2.1.5 CASH MANAGEMENT SUBLIMIT. If there is Availability, Borrower may use up to $4,000,000 for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the Cash Management Services Agreement (the "Cash Management Services"). All amounts Bank pays for any Cash Management Services will be treated as an Advance under the Committed Revolving Line.

         2.2      OVERADVANCES.

         (a) With respect to Formula Advances, if Borrower's Formula Advances plus Revolving Obligations under Section 2.1 at any time exceed the lesser of the Committed Revolving Line or the Borrowing Base, Borrower must immediately pay Bank the excess; and

         (b) With respect to Non-Formula Advances, if the Non Formula Advances plus Revolving Obligations exceed the Committed Non-Formula Limit, Borrower must either: (i) immediately pay Bank the excess or (ii) immediately deliver to Bank a Borrowing Base Certificate demonstrating that Borrower has Availability under the Committed Revolving Line sufficient to comply with the requirements of Section 2.1 hereof with respect to Formula Advances; provided that this subsection (b) shall not relieve Borrower of its obligations under
Section 3.2(c).

         2.3      INTEREST RATE; PAYMENTS.

                  (a) Interest Rate. Advances accrue interest on the outstanding principal balance at the greater of: (i) a per annum rate of one percentage point (1.00%) above the Prime Rate or (ii) 5.25%. After the occurrence and during the continuance of an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

                  (b) Payments. Interest is due and payable on the first day of each month. Bank may debit any of Borrower's deposit accounts including Account Number 350447670 for principal and interest payments or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees, if applicable, or interest will accrue.

         2.4      FEES. Borrower will pay to Bank:

                                    (i)      Letter of Credit Fees. A letter of
credit fee in an amount to be agreed upon by Borrower and Bank upon issuance of any letters of credit.

                                    (ii)     Bank Expenses. All Bank Expenses
(including reasonable attorneys' fees and expenses) incurred through and after the Closing Date, are payable when due; provided, however, Borrower will pay all legal (Bank's legal expenses incurred shall not exceed $10,000), and out of pocket expenses, including but not limited to, field examination and documentation fees.

3.       CONDITIONS OF LOANS

         3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. Bank's obligation to make the initial Credit Extension is subject to the conditions precedent that it receive the following:

                           (a)      a fully executed copy of this Agreement;

                           (b)      a fully executed Negative Pledge Agreement;

                           (c)      borrowing resolutions approved by Borrower's
Board of Directors;

                           (d)      receipt by Bank of Borrower's insurance
certificates together with a lender's loss payable endorsement reflecting Bank as a lender's loss payee;

                           (e)      receipt by Bank of the results of UCC
searches or other evidence satisfactory to Bank (in each case dated as of a date reasonably satisfactory to Bank) indicating the absence of liens on the assets of Borrower;

                           (f)      Bank shall have filed all such UCC financing
statements as Bank deems appropriate and shall have received UCC searches to reflect Bank's first priority security interest;

                           (g)      the initial Formula Advances shall be
subject to Bank's completion of its field examination of Borrower at least 45 days prior to the date of such initial Formula Advances, the results of which shall have been satisfactory to Bank, and which field examination shall be at Borrower's expense; and

                           (h)      Receipt by Bank of all other agreements,
documents and fees that Bank may reasonably require in its good faith credit judgment in connection with the transactions contemplated hereunder.

         3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

                  (a)      timely receipt of any Payment/Advance Form;

                  (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension, unless such representation or warranty relates solely to an earlier date, and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true, unless such representation or warranty relates solely to an earlier date; and

                  (c) with respect to Formula Advances, receipt by Bank of a Borrowing Base Certificate and accounts receivable and accounts payable agings at least three (3) Business Days prior to the date of such Advances.

 4.      CREATION OF SECURITY INTEREST

         4.1 GRANT OF SECURITY INTEREST. Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. If the Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

 5.      REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

         5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.

                  The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

         5.2 COLLATERAL. Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects.

         5.3 LITIGATION. Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower and its legal counsel, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

         5.4 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly represent in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

         5.5 SOLVENCY. The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

         5.6 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed or has obtained extensions for filing all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

         5.7 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

         5.8 FULL DISCLOSURE. No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such certificates and written statements) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading; it being recognized by Bank that the projections and forecasts provided by Borrower to Bank in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected forecasted results.

6.       AFFIRMATIVE COVENANTS

         Borrower will do all of the following:

         6.1 GOVERNMENT COMPLIANCE. Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business operations or would reasonably be expected to cause a Material Adverse Change.

         6.2      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

                  (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but by no later than August 15 of every year, audited, consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) within 5 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt; (iv) as soon as available but no later than December 1 of every year, financial projections for the subsequent fiscal years in the form delivered to and approved by Borrower's Board of Directors; (v) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (vi) budgets, sales projections, operating plans or other financial information Bank requests.

                  (b) If and so long as Formula Advances are outstanding, within 30 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable.

                  (c) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

                  (d) Bank has the right to audit Borrower's Accounts and Collateral at Borrower's expense up to two times per year except upon the occurrence and during the continuance of an Event of Default.

         6.3 INVENTORY; RETURNS. Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than $50,000.

         6.4 TAXES. Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

         6.5 INSURANCE. Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as a loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. If an Event of Default has occurred and is continuing, proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

         6.6      PRIMARY ACCOUNTS.

                  (i) Borrower will maintain its primary depository and operating accounts with Bank; and

                  (ii) Borrower will maintain, at all times, not less than $500,000 of its unrestricted cash and cash equivalents in a demand deposit account maintained at Bank.

         6.7      FINANCIAL COVENANTS.

                  Borrower will maintain as of the last day of each month, unless otherwise noted:

                  (a) QUICK RATIO. A ratio of Quick Assets to Current Liabilities of not less than 2.00 to 1.00.

                  (b) NET PROFIT/NET LOSS. Borrower shall have a minimum net profit or suffer a maximum net loss, as applicable of no less (for net profit) or no more (for net loss) than the amount set forth below opposite the applicable period:

FISCAL QUARTER ENDING                NET PROFIT/NET LOSS
---------------------                -------------------
06/30/03                             ($2,000,000)
09/30/03                             ($  700,000)
12/31/03 and                          $        1
each fiscal quarter thereafter

         6.8      [INTENTIONALLY LEFT BLANK.]

         6.9 CONTROL AGREEMENTS. With respect to deposit accounts or investment accounts maintained at financial institutions other than Bank, all such deposit and investment accounts shall be listed in the Schedule (or as to after acquired accounts, listed in the next issued Compliance Certificate), and, in addition, within 15 days of the opening of any such deposit account or investment account, Borrower will execute and deliver to Bank, control agreements in form satisfactory to Bank in order for Bank to perfect its security interest in Borrower's deposit accounts or investment accounts. Bank agrees not to send any notice of exclusive control unless there has been an Event of Default.

         6.10 FURTHER ASSURANCES. Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.       NEGATIVE COVENANTS

         Borrower will not do any of the following without the Bank's written consent, which will not be unreasonably withheld, except that Borrower may enter into transactions described in Sections 7.2, 7.3 and 7.6 hereof without the Bank's prior written consent subject to the additional terms and conditions set forth in such sections:

         7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than a Transfer (i) of Inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) of worn-out or obsolete Equipment; (iv) exclusive licenses limited to geographical territories outside of the United States or specific fields of use; (v) transfers otherwise permitted by Section 7 of this Agreement; or (vi) other Transfers which in the aggregate do not exceed $250,000 in any one fiscal year.

         7.2 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a change in its ownership (other than the sale of Borrower's equity securities in a public offering or to venture capital investors approved by Bank) of greater than 25% or a change in its senior management. Borrower will not, without at least 30 days prior written notice to Bank, relocate its chief executive office or add any new offices or business locations. Borrower may enter into any transaction described in this Section 7.2 without the Bank's prior written consent if and only if there are no outstanding Obligations; provided, however, if Borrower does enter into such a transaction without Bank's prior written consent, Bank may terminate this Agreement at any time and without notice to Borrower.

         7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower. Borrower may enter into any transaction described in this Section 7.3 without the Bank's prior written consent if and only if there are no outstanding Obligations; provided, however, if Borrower does enter into such a transaction without Bank's prior written consent, Bank may terminate this Agreement at any time and without notice to Borrower.

         7.4 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

         7.5 ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

         7.6 INVESTMENTS; DISTRIBUTIONS. Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock except for Permitted Distributions. Borrower may enter into any transaction described in this Section 7.6 without the Bank's prior written consent if and only if there are no outstanding Obligations; provided, however, if Borrower does enter into such a transaction without Bank's prior written consent, Bank may terminate this Agreement at any time and without notice to Borrower.

         7.7 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit any material transaction with any Affiliate, except (i) transactions that are in the ordinary course of Borrower's business, on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person; (ii) transactions among Borrower and its Subsidiaries in the ordinary course of business; and (iii) transfers of Equipment to Subsidiaries which in the aggregate do not exceed $750,000 in any one fiscal year so long as (a) such transfers are to Novacept Costa Rica, SA or
(b) Bank maintains its security interest in such Equipment.

         7.8 SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

         7.9 COMPLIANCE. Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.       EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

         8.1 PAYMENT DEFAULT. Borrower fails to pay any of the Obligations within 3 days after their due date. During such additional period the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

         8.2      COVENANT DEFAULT. Borrower does not perform any obligation in
Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within the 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period, (of not more than 30 days) to attempt to cure the default. During the additional time the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

         8.3 MATERIAL ADVERSE CHANGE. If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) is a material impairment of the value or priority of Bank's security interest in the Collateral.

         8.4 ATTACHMENT. (i) If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days; (ii) if Borrower is enjoined, restrained, or prevented by court order from conducting any part of its business; (iii) if a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (iv) if a notice of lien, levy, or assessment is filed against any material portion of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

         8.5 INSOLVENCY. (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 45 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

         8.6 OTHER AGREEMENTS. If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $250,000 or that could cause a Material Adverse Change;

         8.7 JUDGMENTS. If a money judgment(s) in the aggregate of at least $100,000 that is not adequately covered by insurance is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

         8.8 MISREPRESENTATIONS. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9.       BANK'S RIGHTS AND REMEDIES

         9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

                  (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

                  (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

                  (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

                  (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

                  (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

                  (f) Bank may place a "hold" on any account maintained with Bank and deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral.

                  (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

                  (h)      Dispose of the Collateral according to the Code.

         9.2 POWER OF ATTORNEY. Upon the occurrence and continuance of an Event of Default, Borrower irrevocably appoints Bank as its lawful attorney to:
(i) endorse Borrower's name on any checks or other forms of payment or security;
(ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

         9.3 ACCOUNTS COLLECTION. When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. After the occurrence and during the continuance of an Event of Default, Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver such payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

         9.4 BANK EXPENSES. If Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

         9.5 BANK'S LIABILITY FOR COLLATERAL. If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

         9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

         9.7 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

10.      NOTICES

         All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11.      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.      GENERAL PROVISIONS

         12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

         12.2 INDEMNIFICATION. Borrower will indemnify, defend and hold harmless Bank and its officers, employees and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents, except for obligations, demands, claims and liabilities caused by Bank's gross negligence or willful misconduct; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses) arising under or related to this Agreement or the

Obligations, except for losses caused or Bank Expenses incurred by Bank's gross negligence or willful misconduct.

         12.3 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

         12.4 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

         12.5 AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede all prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

         12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

         12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

         12.8 CONFIDENTIALITY. In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of any interest in the loans; (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

         12.9 ATTORNEYS' FEES, COSTS AND EXPENSES. In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.      DEFINITIONS

         13.1     DEFINITIONS.

         "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

         "ADVANCE" or "Advances" is a Formula Advance or a Non-Formula Advance, as applicable.

         "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "AVAILABILITY" means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances under Section 2.1.1 (after giving effect to all then outstanding Advances and all sublimits on reserves applicable thereunder).

         "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BORROWING BASE" is 75% of Eligible Accounts, as determined by Bank from Borrower's most recent Borrowing Base Certificate.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "CASH MANAGEMENT SERVICES" are defined in Section 2.1.5.

         "CLOSING DATE" is the date of this Agreement.

         "CODE" is the California Uniform Commercial Code.

         "COLLATERAL" is the property described on Exhibit A.

         "COMMITTED REVOLVING AMOUNT" is $4,000,000.

         "COMMITTED REVOLVING LINE" is Advances outstanding at any time of up to the Committed Revolving Amount.

         "COMMITTED NON-FORMULA LIMIT" is Non-Formula Advances of up to
$500,000.

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

         "CREDIT EXTENSION" is each Advance, Letter of Credit, Exchange Contract or any other extension of credit by Bank for Borrower's benefit.

         "CURRENT ASSETS" are amounts that under GAAP should be included on that date as current assets on Borrower's consolidated balance sheet.

         "CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

         "ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5.2; provided, however. Bank may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

         (a) Accounts that the account debtor has not paid within 90 days of invoice date;

         (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

         (c)      Credit balances over 90 days from invoice date;

         (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage;

         (e) Accounts for which the account debtor does not have its principal place of business in the United States;

         (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

         (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

         (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment maybe conditional;

         (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

         (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

         (k) Accounts for which Bank reasonably determines collection to be doubtful.

         "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "FORMULA ADVANCE" or "FORMULA ADVANCES" is defined in Section 2.1.l(b).

         "FX FORWARD CONTRACT" is defined in Section 2.1.4.

         "FX RESERVE" is defined in Section 2.1.4.

         "GAAP" is generally accepted accounting principles.

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INTELLECTUAL PROPERTY" is:

         (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

         (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

         (c) All design rights which may be available to Borrower now or later created, acquired or held;

         (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

         All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

         "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

         "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank executed in connection with this Agreement, all as amended, extended or restated.

         "MASK WORKS" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

         "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

         "MATURITY DATE" is the Revolving Maturity Date.

         "NON-FORMULA ADVANCE" or "NON-FORMULA ADVANCES" is defined in Section 2.1.1(a).

         "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

         "PERMITTED DISTRIBUTIONS" are:

         (a) repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed Two Hundred and Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases;

         (b) the distribution of non-cash rights in connection with any stockholders' rights plan; and

         (c) the conversion by Borrower of any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefore, and payments in cash but solely for any fractional shares of such convertible securities.

         "PERMITTED INDEBTEDNESS" is:

         (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

         (b) Indebtedness existing on the Closing Date and shown on the Schedule;

         (c)      Subordinated Debt;

         (d) Indebtedness to trade creditors incurred in the ordinary course of business;

         (e)      Indebtedness secured by Permitted Liens;

         (f) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

         (g) Other Indebtedness not otherwise permitted by Section 7.4 not exceeding Two Hundred and Fifty Thousand Dollars ($250,000) in the aggregate outstanding at any time; and

         (h) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

         "PERMITTED INVESTMENTS" are:

         (a) Investments shown on the Schedule and existing on the Closing Date; and

         (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

         "PERMITTED LIENS" are:

         (a) Liens existing on the Closing Date and shown on the Schedule, or arising under this Agreement or other Loan Documents;

         (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

         (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

         (d) Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of the licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

         (e) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

         (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

         (g) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;

         (h) Liens in favor of other financial institutions arising in connection with Borrower's deposit accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts; and

         (i) other Liens not described above arising in the ordinary course of business and not having or not reasonably likely to have a material adverse effect on Borrower and its Subsidiaries taken as a whole.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of less than 12 months determined according to GAAP.

         "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

         "REVOLVING MATURITY DATE" is September 18, 2004.

         "REVOLVING OBLIGATIONS" is the sum of : (i) any amounts deemed outstanding under the Cash Management Services Sublimit, plus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), plus (iii) the FX Reserve.

        "SCHEDULE" is any attached schedule of exceptions.

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (and identified as subordinated by Borrower and Bank).

         "SUBSIDIARY" is for any Person, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

         "TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, (ii) any amounts attributable to non-cash compensation charges and other related non-cash items and (iii) Total Liabilities.

         "TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

         "TRADEMARKS" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

NOVACEPT

NOVACEPT

By: /s/ Edward W. Unkart
    -----------------------
Title: VP

SILICON VALLEY BANK

By: /s/ M F Forde
    -----------------------
Title: Vice President

                                    EXHIBIT A

         The Collateral consists of all of Borrower's right, title and interest in and to the following:

         All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

         All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is held for sale or lease, or to be furnished under contract of service or is temporarily out of Borrower's custody or possession or in transit and including any returns or repossession upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

         All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance, payment intangibles, and rights to payment of any kind;

         All now existing and hereafter arising accounts (including health care receivables), contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

         All documents (including negotiable documents), cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, money, certificates of deposit, instruments (including promissory notes) and chattel paper (including tangible and electronic chattel paper) now owned or hereafter acquired and Borrower's Books relating to the foregoing;

         All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

         All Borrower's Books relating to the foregoing, and computer and equipment containing said books and records, and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

         Notwithstanding the foregoing, the Collateral shall not be deemed to include (i) any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing (collectively, the "Intellectual Property"), except that the Collateral shall include the proceeds of all the Intellectual Property that are accounts, (i.e. accounts receivable) of Borrower, or general intangibles consisting of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank's security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property; or (ii) any property subject to a purchase money lien permitted pursuant to clause (c) of the definition of Permitted Lien in the Loan Agreement.

         BORROWER AND BANK ARE PARTIES TO THAT CERTAIN LOAN AND SECURITY AGREEMENT (THE "LOAN AGREEMENT") AND THAT CERTAIN NEGATIVE PLEDGE AGREEMENT, WHEREBY BORROWER, IN CONNECTION WITH BANK'S LOAN OR LOANS TO BORROWER, HAS AGREED, AMONG OTHER THINGS, NOT TO SELL, TRANSFER, ASSIGN, MORTGAGE, PLEDGE, LEASE GRANT A SECURITY INTEREST IN, OR ENCUMBER ANY OF ITS INTELLECTUAL PROPERTY, WITHOUT BANK'S PRIOR WRITTEN CONSENT. FURTHER, BORROWER HAS AGREED NOT TO GRANT SUCH NEGATIVE PLEDGE IN FAVOR OF ANY OTHER PARTY.

                                    EXHIBIT B

                   LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM
             DEADLINE FOR SAME DAY PROCESSING IS 12:00 Noon., P.S.T.

TO: LOAN PROCESSING                                         DATE:

FAX#: (408)496-2426                                         TIME:

FROM: NOVACEPT
               CLIENT NAME (BORROWER)

REQUESTED BY:_________________________________________________________
                AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:_________________________________________________

PHONE NUMBER:_________________________________________________________

FROM ACCOUNT #_____________________ TO ACCOUNT #______________________

REQUESTED TRANSACTION TYPE              REQUEST DOLLAR AMOUNT

PRINCIPAL INCREASE (ADVANCE)            $_________________________________
PRINCIPAL PAYMENT (ONLY)                $_________________________________
INTEREST PAYMENT (ONLY)                 $_________________________________
PRINCIPAL AND INTEREST (PAYMENT)        $_________________________________

OTHER INSTRUCTIONS:____________________________________________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for and Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

____________________________________     ___________________________________
Authorized Requester                     Phone #

____________________________________     ___________________________________
Received By (Bank)                       Phone #

                         _______________________________
                           Authorized Signature (Bank)

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE

Borrower:  Novacept.                               Bank:  Silicon Valley Bank
           1047 Elwell Court                              3003 Tasman Drive
           Palo Alto, California 94303                    Santa Clara, CA 95054

Commitment Amount: $4,000,000

ACCOUNTS RECEIVABLE
1.       Accounts Receivable Book Value as of____________                          $____________
2.       Additions (please explain on reverse)                                     $____________
3.       TOTAL ACCOUNTS RECEIVABLE                                                 $____________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.       Amounts over 90 days due                               $____________
5.       Balance of 50% over 90 day accounts                    $____________
6.       Credit balances over 90 days                           $____________
7.       Governmental Accounts                                  $____________
8.       Contra Accounts                                        $____________
9.       Promotion or Demo Accounts                             $____________
10.      Foreign Accounts                                       $____________
11.      Intercompany/Employee Accounts                         $____________
12.      Other (please explain on reverse)                      $____________
13       TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                      $____________
14.      Eligible Accounts (#3 minus #13)                       $____________
15.      LOAN VALUE OF ACCOUNTS (75% of #14)                                       $____________

BALANCES
16.      Maximum Loan Amount                                    $____________
17.      Total Funds Available [Lesser of #16 or (#15)]                            $____________
18.      Present balance owing on Line of Credit                $____________
         Outstanding under Sublimits (LC, Cash Mgmt, or FX)     $____________
         RESERVE POSITION (#17 minus #18 and #19)                                  $____________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:
                                                         BANK USE ONLY

                                                         Rec'd By______________
NOVACEPT                                                          Auth. Signer
                                                         Date:_________________
By:_____________________________                         Verified:_____________
     Authorized Signer                                            Auth. Signer
                                                         Date:_________________

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:      SILICON VALLEY BANK

FROM:    NOVACEPT
         1047 Elwell Court
         Palo Alto, California 94303

         The undersigned authorized officer of Novacept certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _________________with all required covenants except as noted below and
(ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

  PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

              REPORTING COVENANT                          REQUIRED          COMPLIES
------------------------------------------------   ----------------------   --------
Monthly financial statements                       Monthly within 30 days   Yes   No
Annual (CPA Audited)                               No later than 08/15      Yes   No
A/R & A/P Agings                                   Monthly within 30 days   Yes   No
(required only if Formula Advances outstanding)
?? of financial institutions at which deposit or   Monthly within 30 days   Yes   No
?? accounts are maintained - see attached
schedule

           FINANCIAL COVENANT                REQUIRED             ACTUAL          COMPLIES
----------------------------------------   ------------        ------------       --------
Maintain on a Monthly Basis                2.00:1:00           ____:1.0           Yes   No
        Minimum Quick Ratio
Net Profit/Net Loss Quarter Ending         (Maximum Net Loss)/Minimum Net Profit
                3/31/03                    ($2,900,000)        $___________       Yes   No
                06/30/03                   ($2,000,000)        $___________       Yes   No
                09/30/03                   ($  700,000)        $___________       Yes   No
                12/31/03 and each fiscal    $        1         $___________       Yes   No
                quarter thereafter

COMMENTS REGARDING EXCEPTIONS: See Attached

                                        BANK USE ONLY

Sincerely,                              Received by:____________________________
                                                        AUTHORIZED SIGNER
_________________________________
SIGNATURE                               Date:___________________________________

_________________________________       Verified:_______________________________
TITLE                                                   AUTHORIZED SIGNER

_________________________________       Date:___________________________________
DATE
                                        Compliance Status:     Yes      No

                                  SCHEDULE 7.5

                                 EXISTING LIENS

         l.Lien (State: CA file # 200109460232, filed on March 29, 2001) noticing a lease interest in specific leased equipment by Comdisco, Inc.

         2.Lien (State: CA file # 200109460308 filed on March 29, 2001) noticing a lease interest in specific leased equipment by Comdisco, Inc.

         3.Lien (State: CA file # 20115760044 filed on May 30, 2001) noticing a lease interest in specific leased equipment by Comdisco, Inc.

         4.Lien (State: CA file # 200202560814 filed on January 25, 2002) noticing a lease interest in specific leased equipment by Comdisco, Inc.

         5.Lien (State: CA file # 200309260363 filed on April 1, 2003) noticing an interest in specific equipment by Stoll America Knitting Machinery, Inc.

         6. Lien (State: CA file # 200315060305 filed on May 27, 2003) noticing an interest in specific equipment by Stoll America Knitting Machinery, Inc.

                                        2